CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated January 31, 2003 relating to the financial statements of Alternative Energy Sources, Inc. as of December 31, 2002 and the reference to our firm as experts in the Registration Statement.


/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Pubic Accountants


July 31, 2003
Denver, Colorado